UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 2, 2011

TALEO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400

Dublin, CA 94568

(Address of principal executive offices, including zip code)

(925) 452-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 2, 2011, the independent members of the Board of Directors of Taleo Corporation (“Taleo”) approved the allocation, methodology and metrics for the payment of an annual cash bonus, if any, for fiscal 2011 to Michael Gregoire, Taleo’s chief executive officer.

Mr. Gregoire’s annual bonus amount, which is approximately 109% of his base salary at on-target achievement of bonus plan goals, will be determined by a formula approximately based 70% on the achievement of a variety of financial performance objectives, and 30% on the achievement of strategic goals. It is possible to exceed on-target achievement and receive a bonus payment in excess of the bonus payment payable for on-target achievement. The Compensation Committee of the Board of Directors will determine the actual bonus payment for Mr. Gregoire.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ DOUGLAS C. JEFFRIES
Douglas C. Jeffries
Executive Vice President and Chief Financial Officer

Date: March 8, 2011